UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8-K
__________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 4, 2026 (June 1, 2026)
WD-40 COMPANY
(Exact Name of Registrant as specified in its charter)
__________

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number) WD 40 CO (Commission Company Name)	(I.R.S. Employer Identification Number)
9715 Businesspark Avenue, San Diego, California 92131
(Address of principal executive offices, with zip code)
(619) 275-1400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.001 per share	WDFC	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2026, WD-40 Company (“Company”) announced that Sara K. Hyzer, the Company’s Chief Financial Officer (“CFO”) and principal accounting officer (“PAO”), has informed the Company of her intention to transition from those roles and is expected to assume the role of Division President, Americas following the appointment of a new CFO. Ms. Hyzer will continue to serve as CFO until the Company appoints a successor and will continue to serve as PAO until June 29, 2026, the effective date of Nicholas D. Giordano’s appointment as PAO.

The Company has commenced an external search to identify a successor CFO. A successor has not yet been identified, and the Company will file a Current Report on Form 8‑K once a successor is named. Any changes to Ms. Hyzer’s compensation in connection with her new role will be evaluated in the Company’s normal annual compensation cycle, which typically occurs in October.

The Company also announced that Patricia Q. Olsem, the Company’s Division President, Americas, will transition to the newly created executive role of Chief Strategy and Innovation Officer, effective on the same date that Ms. Hyzer assumes the role of Division President, Americas. Any changes to Ms. Olsem’s compensation in connection with her new role will be evaluated in the Company’s normal annual compensation cycle.

On June 1, 2026, the board of directors of the Company designated Mr. Giordano, age 37, to serve as the Company’s PAO. Mr. Giordano will continue to serve in his current role as Vice President, Corporate Controller, a position he has held since April 2024, until he assumes the role of Vice President, Corporate Controller and Chief Accounting Officer on June 29, 2026. Mr. Giordano joined the Company in 2014 and has served as its Global Accounting Controller (April 2023 - April 2024), Assistant Corporate Controller (September 2020 to April 2023), and several other roles in the Company’s Corporate Finance department.

In his new role, Mr. Giordano will receive an annual base salary of $250,000 and remain eligible for a salary review in the Company’s normal annual compensation cycle. Eligibility in the Company’s Growth Reward Program (an annual cash incentive) will remain at a target of 25% (with a maximum of up to 50%) of eligible earnings during the fiscal year. Performance stock units or PSUs, which is the annual equity incentive, will remain at 25% of Mr. Giordano’s base salary. In October 2026, Mr. Giordano will be granted long-term equity awards valued at 28% of his base salary as of August 31, 2026. These long-term incentives will be allocated between restricted stock units or RSUs (50%) that vest annually over three years and market share units or MSUs (50%) with stock performance measured over a three-year fiscal period. His other employment terms will remain unchanged.

There are no family relationships between Mr. Giordano and any director or executive officer of the Company, and there are no related‑party transactions involving Mr. Giordano that require disclosure under Item 404(a).

ITEM 7.01.     Regulation FD Disclosure.

On June 4, 2026, the Company issued a press release announcing the executive leadership appointments and pending transitions of the CFO, PAO and Division President, Americas roles, among other leadership roles. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release by WD-40 Company, dated June 4, 2026
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company

(Registrant)

Date: June 4, 2026	/s/ PHENIX Q. KIAMILEV
Phenix Q. Kiamilev

Vice President, General Counsel and

Chief Compliance Officer